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Price Waterhouse LLP                                                 [LOGO]




                                                                      Exhibit 15

           Accountants' Awareness Letter and Limitation of Liability


We are aware of the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-99974) of Risk Capital Holdings, Inc. of our report dated October 30, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) appearing in this Form 10-Q. We are also aware of our responsibilities under the Securities Act of 1933.

We are not subject to the liability provisions of section 11 of the Securities Act of 1933 for our report dated October 30, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) on the unaudited interim consolidated financial information of Risk Capital Holdings, Inc. because our report is not a "report" or a "part" of the Registration Statement on Form S-8 (Registration No. 33-99974) prepared or certified by us within the meaning of sections 7 and 11 of the Securities Act of 1933.



/s/ Price Waterhouse LLP

New York, New York
November 12, 1996